SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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WALTER INDUSTRIES, INC.
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(Name of Registrant as Specified In Its Charter)

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March 19, 2007

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Walter Industries, Inc. to be held at 10:00 A.M., local time, on Wednesday, April 25, 2007 at the Renaissance Tampa Hotel International Plaza, 4200 Jim Walter Blvd., Tampa, Florida 33607. The enclosed Notice of Meeting and Proxy Statement details the business to be conducted.

     The Board of Directors urges you to vote your shares via the Internet, by telephone, by mail or by written ballot at the Annual Meeting.

     Thank you for your continued support of Walter Industries, Inc.

Sincerely,

MICHAEL T. TOKARZ
Chairman

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2007
____________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walter Industries, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, April 25, 2007 at 10:00 A.M., local time, at the Renaissance Tampa Hotel International Plaza, 4200 Jim Walter Blvd., Tampa, Florida 33607, for the following purposes:

1.	to elect eight members to the Board of Directors to serve for the ensuing year;

2.	to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Only stockholders of record at the close of business on March 2, 2007 are entitled to notice of and to vote at the Annual Meeting.

     The Annual Report of the Company for the year ended December 31, 2006 is enclosed.

     The mailing address of the principal executive offices of the Company is Post Office Box 31601, Tampa, Florida 33631-3601.

     Your attention is invited to the Proxy Statement on the following pages.

By Order of the Board of Directors

VICTOR P. PATRICK
Secretary

Tampa, Florida
March 19, 2007

WALTER INDUSTRIES, INC.
4211 W. Boy Scout Blvd.
Tampa, Florida 33607

____________________

PROXY STATEMENT
____________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Walter Industries, Inc. (the “Company”) of proxies for the Annual Meeting of Stockholders of the Company to be held on April 25, 2007 at 10:00 A.M., local time, at the Renaissance Tampa Hotel International Plaza, 4200 Jim Walter Blvd., Tampa, Florida 33607, and any adjournments thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

THE PROXY

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail, the Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Company may use the services of its officers and other employees of the Company who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

     This Proxy Statement and enclosed proxy is first being mailed to stockholders on or about March 23, 2007.

     The close of business on March 2, 2007 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 52,044,809 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock held. The presence in person or by proxy of a majority of the shares of Common Stock issued and outstanding on the Record Date is required for a quorum. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the proposal regarding the election of directors.

     If the enclosed proxy is properly signed and returned and not revoked, the shares represented thereby will be voted at the Annual Meeting. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted accordingly. If the stockholder does not specify in the proxy how the shares are to be voted, the shares will be voted FOR the election of the director nominees named in this Proxy Statement.

     A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice or by giving a later proxy, in either case delivered by mail to the Secretary of the Company and effective upon receipt by the Company. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     IN ORDER THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AT THIS MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY OR VOTE BY INTERNET OR TELEPHONE PROMPTLY.

     PROPOSAL ONE
ELECTION OF DIRECTORS

     The Board of Directors currently has nine members. Each current member holds office until the Annual Meeting. One member, Mr. Joseph B. Leonard, will not be standing for re-election at the Annual Meeting but will serve the remainder of his term. On March 16, 2007, the Board approved a resolution that effective upon the election of directors at the 2007 Annual Meeting the number of directors that shall constitute the Board will be eight. The Board is conducting a process to identify director candidates and, if appropriate and when a qualified candidate is found, the Board will exercise its powers under the Company’s by-laws to increase the number of directors.

NOMINEES

     Eight directors are to be elected at the Annual Meeting. The eight nominees for election as directors are named below. Each nominee is currently a member of the Board. Mr. Victor P. Patrick and Mr. George R. Richmond were appointed to the Board effective December 20, 2006 upon the recommendation of the Nominating and Corporate Governance Committee. Messrs. Patrick and Richmond will stand for election by the stockholders for the first time at the Annual Meeting. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders and until his successor has been elected and qualified.

     The names of the nominees and certain information about them are set forth below:

		Served as Director
Name	Age	of the Company From
Howard L. Clark, Jr.	63	1995
Jerry W. Kolb	71	2003
Patrick A. Kriegshauser	45	2006
Mark J. O’Brien	64	2005
Victor P. Patrick	49	2006
Bernard G. Rethore	65	2002
George R. Richmond	56	2006
Michael T. Tokarz	57	1987

     HOWARD L. CLARK, JR. has been a director of the Company since March 1995. Mr. Clark has been Vice Chairman of Lehman Brothers Inc., an investment-banking firm, since February 1993; prior thereto Mr. Clark served as Chairman and Chief Executive Officer of Shearson Lehman Brothers Inc. Mr. Clark also is a director of Lehman Brothers Inc., Mueller Water Products, Inc., United Rentals, Inc. and White Mountains Insurance Group, Ltd.

     JERRY W. KOLB has been a director of the Company since June 2003. Mr. Kolb retired as a Vice Chairman of Deloitte & Touche LLP in 1998, a position he held since 1986. Mr. Kolb is also a director of Mueller Water Products, Inc. and The Mid-America Group.

     PATRICK A. KRIEGSHAUSER has been a director of the Company since April 2006. Mr. Kriegshauser has been Executive Vice President, Chief Financial Officer and a principal owner of Sachs Electric Company since February 2000. From 1985 to 2000, Mr. Kriegshauser served in various executive capacities for Arch Coal Inc., last serving as Senior Vice President and Chief Financial Officer from July 1996 through January 2000.

     MARK J. O’BRIEN has been a director of the Company since 2005. On March 2, 2006, Mr. O’Brien was named Chairman and Chief Executive Officer of JWH Holding Company, LLC, the subsidiary that holds the Company’s Financing and Homebuilding businesses. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a real estate investment firm, since September 2004. Mr. O’Brien served in various capacities at Pulte Homes, Inc. for 21 years, culminating in his appointment as President and Chief Executive Officer. He retired from that position in 2003. Mr. O’Brien is also a director of Mueller Water Products, Inc.

     VICTOR P. PATRICK was appointed to the Board effective December 20, 2006 and was named Vice Chairman, General Counsel and Secretary of the Company in August 2006. Prior to that time Mr. Patrick served as Senior Vice President, General Counsel and Secretary of the Company since 2002. Before joining the Company, Mr. Patrick worked for Honeywell International Inc. from 1994 to July 2002, most recently as Vice President, Secretary and Deputy General Counsel.

     BERNARD G. RETHORE has been a director of the Company since March 2002. He has been Chairman of the Board Emeritus of Flowserve Corporation since April 2000. From January 2000 to April 2000 he served as Flowserve Corporation’s Chairman. He had previously served as Chairman and Chief Executive Officer of Flowserve Corporation from July 1997 to January 2000 and held the additional title of President from October 1998 to July 1999. Mr. Rethore is also a director of Belden CDT, Inc., Dover Corp., and Mueller Water Products, Inc.

     GEORGE R. RICHMOND was appointed to the Board effective December 20, 2006 and was named Chief Executive Officer of Jim Walter Resources, Inc. in February 2006 and President and Chief Operating Officer of Jim Walter Resources in 1997. Mr. Richmond has held various positions at Jim Walter Resources since 1978.

     MICHAEL T. TOKARZ has been Chairman since December 2006 and has been a director of the Company since September 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of Conseco, Inc, IDEX Corporation, Mueller Water Products, Inc. and MVC Capital, Inc.

     In order to be elected, a nominee must receive the vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions from voting will have the same effect as a vote against the election of directors. Broker non-votes will not affect the outcome of this proposal because shares that constitute broker non-votes are not considered “shares present” for voting purposes. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner and instructions are not given. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of the nominees listed above.

The Board recommends a vote FOR the election of the nominees set forth above.

Director Not Standing For Re-election

			Served as
			Director of the
Name	Age	Business Experience	Company From
Joseph B. Leonard	63

Mr. Leonard has been a director of the Company since 2005. Mr. Leonard has been Chairman and Chief Executive Officer of AirTran Holdings, Inc. since January 1999 and served as President of AirTran Holdings, Inc. from January 1999 through January 2001. From 1993 to 1998, Mr. Leonard served in various executive capacities for AlliedSignal, Inc. and its Aerospace division, last serving as the President and Chief Executive Officer of marketing, sales and service of AlliedSignal Aerospace and Senior Vice president of AlliedSignal, Inc. during 1998. From 1991 to 1993, Mr. Leonard served as Executive Vice President of Northwest Airlines, Inc. Prior to that, Mr. Leonard served in various executive positions for Eastern Airlines, Inc. from 1984 to 1990, as Assistant Vice President, aircraft maintenance for American Airlines, Inc. from 1982 to 1984 and in various maintenance and quality control positions for Northwest Airlines, Inc. from 1969 to 1982. Mr. Leonard is also a director of Mueller Water Products, Inc.

			2005

CORPORATE GOVERNANCE

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 2006, there were 16 meetings of the Board and each director attended at least 75% of all meetings of the Board and of the committees of the Board on which he served during 2006. The Company has a long-standing policy of director attendance at the Annual Meeting. Last year, all of the directors attended the Annual Meeting. The non-management directors, all of whom are also independent directors, meet in executive session on at least a quarterly basis. The Chairman of the Nominating and Corporate Governance Committee, currently Howard L. Clark, Jr., has been appointed to preside at the executive session of the independent directors.

Director Independence

     Upon consideration of the criteria and requirements regarding director independence set forth in the rules adopted by the New York Stock Exchange, the Board has affirmatively determined that each of the non-employee directors standing for election, Messrs. Clark, Kolb, Kriegshauser, Leonard, Rethore and Tokarz, had no material relationship with the Company and that all the non-employee directors are independent. The Board also affirmatively determined that former directors, Messrs. Donald N. Boyce and Neil A. Springer, who served on the Board through April 26, 2006, had no material relationship with the Company and were independent. The Board has affirmatively determined that Mr. O’Brien, the Chairman and Chief Executive Officer of JWH Holding Company, LLC, a subsidiary of the Company, Mr. Patrick, the Vice Chairman, General Counsel and Secretary of the Company and Mr. George R. Richmond, the Chief Executive Officer of Jim Walter Resources, Inc., a subsidiary of the Company, and Mr. Gregory E. Hyland, the former Chairman of the Board and Chief Executive Officer of the Company, who served on the Board through December 14, 2006, were not independent because of their employment relationships with the Company. In making such determinations, the Board considered each relationship between the Company and any current or former director serving during the 2006 fiscal year, including: a) Mr. Boyce’s service as Interim Chief Executive Officer of the Company from August 3, 2000 to November 2, 2000; and b) the payment by the Company in 2003 of $319,751 in underwriting fees to Lehman Brothers, Inc. (“Lehman”), the engagement of Lehman in 2006 as joint book running manager in the initial public offering of the Company’s water products business and payment of a fee of approximately $3.86 million and $200,000 for underwriting and advisory fees associated with the Mid-State Capital Corporation private placement in 2006, the on-going investment banking and business relationship that may occur in the future, the investment banking firm’s 2006 net revenues of $17.6 billion, and Mr. Clark’s position as Vice Chairman of Lehman. The Board concluded that the foregoing did not constitute a ‘material relationship’ with the Company within the meaning of the director independence standards adopted by the New York Stock Exchange.

     The Board will monitor and review at least once annually commercial, industrial, banking, charitable and other relationships that directors may have with the Company to determine whether the directors are independent in accordance with the rules adopted by the New York Stock Exchange.

Committee Membership and Meetings

     For the fiscal year ended December 31, 2006, there were 17 meetings of the Audit Committee, 5 meetings of the Compensation and Human Resources Committee, and 3 meetings of the Nominating and Corporate Governance Committee. The Board of Directors has affirmatively determined that the Audit Committee, the Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee consist entirely of independent directors under the rules established by the New York Stock Exchange and the Securities and Exchange Commission.

Audit Committee

     The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to the Company’s stockholders relating to the Company’s financial reporting process and systems of internal control. The Audit Committee is also responsible for determining whether the Company’s financial systems and reporting practices are in accordance with applicable requirements. The Audit Committee also approves services and fees of the Company’s independent auditors. The Audit Committee charter is posted on the corporate governance page of the Company’s website at www.walterind.com (the “Company’s website”) and is available in print to stockholders who request a copy. The Board of Directors has determined that all Audit Committee members are financially literate under the New York Stock Exchange listing standards. All of the members of the Audit Committee qualify as audit committee financial experts within the meaning of the rules and regulations of the Securities and Exchange Commission. The Audit Committee has adopted procedures in its charter for pre-approving all audit and non-audit services provided by the Company’s independent auditors. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are able to provide the most effective services, for reasons such as their familiarity with the Company’s current and past business, accounting systems and internal operations, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee. The present members of the Audit Committee are Jerry W. Kolb, Chairman, Patrick A. Kriegshauser and Joseph B. Leonard.

Compensation and Human Resources Committee

     The Compensation and Human Resources Committee is responsible for overseeing the Company’s compensation policies and practices, reviewing annual compensation for the Company’s executive officers and key employees, and recommending director compensation to the Board. The Compensation and Human Resources Committee approves the salaries of executive officers of the Company and the presidents of its significant subsidiaries; the administration of incentive-based and equity-based compensation plans to executive and key employees of the Company, including the performance evaluation of and the compensation payable to executive officers of the Company based on relevant corporate goals and objectives; the terms of employment, retention and severance arrangements for executive officers, including change-in-control agreements; and the compensation of directors for service on the Board and its committees. The Compensation and Human Resources Committee does not delegate any of its duties. Company management provides recommendations to the Compensation and Human Resources Committee regarding compensation matters at the request of the Committee. The Compensation and Human Resources Committee engages Hewitt Associates as an independent outside consultant to advise it on executive compensation, perquisites and other benefit matters. Hewitt Associates provides the Compensation and Human Resources Committee with information analyzing the overall compensation and component elements of compensation paid to the Company’s executive officers against a comparator group of companies. The Compensation and Human Resources Committee charter is posted on the corporate governance page of the Company’s website at www.walterind.com and is available in print to stockholders who request a copy. The present members of the Compensation and Human Resources Committee are Bernard G. Rethore, Chairman, Jerry W. Kolb and Michael T. Tokarz.

Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee is responsible for establishing the criteria for and the qualifications of persons suitable for nomination as directors and reporting its recommendations to the Board. The Board determines the number of directors that shall constitute the Board of Directors, subject to the requirement set forth in the Company’s by-laws that the number of directors shall be not less than 5 nor more than 13. The Nominating and Corporate Governance Committee will consider candidates for nominees for election as directors of the Company submitted by stockholders. In identifying candidates for membership on the Board of Directors, the Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specializations, relevant technical skills, diversity, and the extent to which a candidate would fill a need on the Board of Directors. The Committee’s policy with regard to director candidates submitted by stockholders is to consider such submissions in accordance with the following procedures: Any stockholder who wishes to have the Nominating and Corporate Governance Committee consider a candidate is required to give written notice of the stockholder’s intention to make such a nomination. Notices of nomination for the 2008 Annual Meeting must be received by the Company’s Secretary at the address on the first page of this Proxy Statement no earlier than January 5, 2008 and no later than January 25, 2008. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, as set forth in the Company’s by-laws. A proposed nomination which does not comply with the above requirements will not be considered. The Nominating and Corporate Governance Committee charter is posted on the corporate governance page of the Company’s website at www.walterind.com and is available in print to stockholders who request a copy. The present members of the Nominating and Corporate Governance Committee are Howard L. Clark, Jr., Chairman, Joseph B. Leonard and Michael T. Tokarz.

CORPORATE GOVERNANCE GUIDELINES

     The Board has adopted Corporate Governance Guidelines which are posted on the corporate governance page of the Company’s website at www.walterind.com and are available in print to stockholders who request a copy. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to director qualification standards, director responsibilities, director compensation, director access to management and, as necessary and appropriate, outside advisors, director orientation and continuing education, management succession and an annual self-evaluation of the Board.

COMMUNICATION WITH THE BOARD

     Communication by interested parties may be made to the Chairman of the Audit Committee or the Chairman of the Nominating and Corporate Governance Committee, in care of the Company’s Secretary at the Company’s headquarters address. Interested parties may also communicate with any of the independent directors, in care of the Company’s Secretary at the Company’s headquarters address. If the correspondence is specifically marked as a confidential communication for the Board of Directors (or a specific member of the Board), the Secretary will not open or read the correspondence, but will forward it to the addressee.

CODE OF CONDUCT POLICY AND COMPLIANCE PROGRAM

     The Board has adopted a Code of Conduct Policy and Compliance Program (“Code of Conduct”) which is applicable to all employees, directors and officers of the Company. The Code of Conduct is posted on the corporate governance page of the Company’s website at www.walterind.com and is available in print to stockholders who request a copy. The Company also has made available an Ethics Hotline, where employees can anonymously report a violation of the Code of Conduct.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of our Compensation and Human Resources Committee has served as one of our officers or employees at any time. Mr. Boyce, a member of the Compensation Committee from January 1 through April 26, 2006, served as Interim Chief Executive Officer and President of the Company from August 3, 2000 to November 2, 2000, a period of 92 days. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Human Resources Committee.

CERTAIN RELATIONSHIPS AND CERTAIN RELATED TRANSACTIONS

     Lehman acted as a representative and joint book-running manager in the initial public offering of the Company’s water products business in May 2006 and received customary fees of approximately $3.86 million. Lehman also received approximately $200,000 for underwriting and advisory fees associated with the Mid-State Capital Corporation 2006 private placement. Mr. Clark, a director of the Company since March 1995, is a Vice Chairman of Lehman. Mr. Clark received no personal monetary benefit from the fees paid to Lehman by the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Named Executive Officers

     The regulations of the Securities and Exchange Commission require that this Compensation Discussion and Analysis describe the compensation for each person who was the principal executive officer or the principal financial officer during 2006, the three other most highly compensated executive officers who were serving as executive officers at December 31, 2006, and up to two additional executive officers for whom disclosure would have been required but for the fact that they were no longer serving as executive officers at December 31, 2006.

     In connection with the Company’s spin-off of Mueller Water Products, Inc., on the close of business on December 14, 2006, Mr. Gregory E. Hyland tendered his resignation as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Victor P. Patrick was named Vice Chairman, General Counsel and Secretary of the Company on August 15, 2006 and assumed, upon the resignation of Mr. Hyland, and in the absence of a President and Chief Executive Officer, all legal, regulatory and corporate governance requirements of those offices. On August 15, 2006, Mr. William F. Ohrt retired as Chief Financial Officer, but continued on as Executive Vice President of the Company and Mr. Joseph J. Troy was appointed Executive Vice President and Chief Financial Officer of the Company. Our next three most highly compensated officers in 2006 are Messrs. George R. Richmond, Mark J. O’Brien, and Charles E. Cauthen. In addition, and in connection with the Company’s spin-off of Mueller Water Products, Inc. at the close of business on December 14, 2006, Messrs. Smith and Fish were no longer executive officers of the Company; however since disclosure would have been required except for this fact, they are included in this Compensation Discussion and Analysis (each our “Executive Officers” or the “Named Executive Officers”).

Oversight of Compensation Program

     The Compensation and Human Resources Committee of the Board (the “Committee”) consists entirely of independent directors and is responsible for establishing and reviewing the overall compensation philosophy of the Company. The Committee establishes new executive compensation plans, including incentive-compensation plans and equity-based plans, and oversees management’s administration of those plans. The Committee is also responsible for reviewing and approving annually all compensation decisions affecting the key officers of the Company, including our Named Executive Officers.

     The Committee recognizes the importance of the development and administration of the Company’s compensation and benefit programs and performs the following functions in carrying out its responsibilities:

  Reviews annually the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose.

  Takes steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and Company performance.

  Reviews and approves corporate goals and objectives relevant to Executive Officer compensation, including annual performance objectives.

  Evaluates the performance of the Executive Officers in light of their goals and objectives and, based on this evaluation and a review of detailed compensation tally sheets, approves the annual salary, annual incentive compensation, equity incentives and other benefits of the Executive Officers.

  Establishes and periodically reviews policies relating to Executive Officer perquisites.

  Reviews and recommends to the full Board of Directors compensation of Directors.

     The responsibilities of the Committee are as stated in its charter, which is available on the corporate governance page of the Company’s website at www.walterind.com. The Committee reviews the charter annually and will recommend to the Board any improvements to the Charter it considers necessary or valuable. The membership of the Committee is determined by the Board.

Executive Compensation Philosophy

     The purpose of the Company’s executive compensation program is to attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole. The Committee believes that the compensation paid to executives should be structured to align the interests of stockholders and the interests of management, while appropriately meeting the needs of the Company in operating its businesses. To align these interests, the compensation programs are structured to motivate and reward Executive Officers who achieve short-term and long-term financial and strategic goals of the Company that impact stockholder value. In accordance with this philosophy, the Committee believes that the executive compensation package should consist of cash and equity based compensation, including the following:

  Base salary;

  Annual cash incentive compensation;

  Long-term equity-based compensation;

  Retirement plans; and

  Perquisites and other personal benefits.

Determining Executive Compensation

     The Committee met 5 times in 2006 to discuss certain executive compensation matters of the Executive Officers and outside directors. The Committee engages Hewitt Associates (“Hewitt”) as an outside consultant to advise the Committee on executive compensation, perquisites and benefits matters. Hewitt also provided benefit outsourcing and actuarial services to the Company in 2006. During 2006, Hewitt attended 4 of the Committee meetings.

     Hewitt assists the Committee by providing external market data on compensation practices and programs of peer group companies. In addition to evaluating executive compensation against comparator groups, the Committee also reviews and evaluates the Company’s executive pay structure with Hewitt to confirm the validity of the executive base salary ranges and annual incentive compensation and the design and determination of individual equity grant levels for Executive Officers. With the assistance of Hewitt, the Committee selected a peer group of companies consisting of approximately 140 U.S. general industry companies with median revenues of $1.5 billion. In 2006, this peer group of companies was slightly larger and included companies with revenues up to $3 billion. With the Company’s spin-off of Mueller Water Products, Inc. on December 14, 2006, this peer group of companies was modified to reflect the Company’s new scale and scope for purposes of future compensation comparisons.

     The Committee makes all compensation decisions regarding the Executive Officers. Compensation tally sheets for each component element of the Executive Officer’s compensation are prepared for and reviewed by the Committee on an annual basis, as well as at the time of promotion or other change in responsibilities and in connection with special awards. The tally sheets affix dollar amounts to all components of the Executive Officer’s compensation, including salary, incentive pay, deferred compensation, outstanding equity awards, other benefits and potential change-in-control severance payments. The Committee reviews the tally sheets of the Executive Officers against the survey data provided by Hewitt and may consider internal and external adjustment factors such as time in position, age and experience, individual performance, business impact, affordability, future potential and retention and attraction concerns when determining compensation.

     In addition to tally sheet and benchmarking data considered by the Committee, the Committee meets with the Executive Officers at various times during the year, which allows the Committee to perform its own assessment of the performance of each Executive Officer. The Committee considers the evaluation by the Company’s principal executive officer of the Executive Officers and other key employees. The Committee also considers the recommendations of the Executive Officers regarding total compensation for those key employees reporting directly to them. The Committee is assisted in the administration of its decisions by the Company’s principal Human Resources executive officer.

Compensation Recovery Policy

     It is the Board’s policy that the Committee has the authority to make retroactive adjustments to any cash or equity-based incentive compensation paid to Executive Officers where the payment was predicated upon the achievement of certain financial results. In the event that those financial results are subject to restatement, the Committee will evaluate the nature and impact of the restatement and make appropriate retroactive adjustments.

Stock Ownership Policy

     The Committee believes that Executive Officers should have a meaningful equity interest in the Company. Generally, the Executive Officer’s employment agreement with the Company sets forth the amount of Company Common Stock the Executive Officer is required to purchase directly in the open market. Of the Named Executive Officers, Messrs. Patrick, Troy, Ohrt, Richmond and Cauthen have satisfied their individual requirements stated in their employment agreements with the Company. Mr. Hyland satisfied his obligation in 2006. Mr. O’Brien’s association with the Company was initially as an outside director and Messrs. Smith and Fish were employed by companies acquired by the Company in October 2005 and spun-off in December 2006, and therefore their employment agreements do not contain this requirement.

     More information regarding the beneficial stock ownership of the Named Executive Officers can be found in the Ownership of Directors and Executive Officers table on page 34.

COMPENSATION ELEMENTS

Base Salary

     The Company has, for many years, maintained specific salary grade levels and corresponding pay ranges for every salaried position in the Company. The Committee generally aims to set the midpoint of each element of Executive Officer compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to the peer group of companies. The Committee reviews and approves the base salary of each Executive Officer on an annual basis, as well as at the time of promotion or other change in responsibilities. In determining salary adjustments, the Committee considers the responsibilities associated with the position, individual contribution and performance, position within the salary range, retention, experience, Company performance and the level of pay compared to the general industry peer group companies.

     Salaries paid to Named Executive Officers in 2006 are reflected in the “Salary” column of the Summary Compensation Table on page 14.

Annual Cash Incentive Compensation

     Annual incentive compensation is awarded under the Company’s Executive Incentive Plan (the “EIP Plan”) and provides Executive Officers and other key employees with the opportunity to earn cash based on the achievement of specific pre-established measurable financial and individual objectives that provide a meaningful contribution to the Company’s performance. The Committee believes that annual cash incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to long-term operating results.

     Annual incentive opportunities are determined as a percentage of each participant’s base salary. The EIP Plan utilizes targets based on objective annual financial and individual goals to determine cash incentive pools. Minimum financial thresholds must be achieved for the portion attributable to the participant’s individual goals to be payable. Financial and individual goals are established and approved in the first quarter of the calendar year. Payouts under the EIP Plan range from a minimum of 0% to 200% of the target incentive award.

     In assessing performance against the targets set for each participant, the Committee considers actual results against the defined objectives. The Committee assesses each objective and determines an overall assessment of the Executive Officer when determining the percent of the target incentive award that will be paid to the Executive Officers.

     In 2006, the Committee established an EIP Plan award pool with 80% of the potential incentive opportunity determined by financial goals of the Company and 20% of the potential incentive opportunity determined by specific individual goals. With respect to financial goals, the potential incentive opportunities for corporate Executive Officers were based 40% on the consolidated earnings before taxes and 40% on its return on net assets (“RONA”). For subsidiary Executive Officers, the potential incentive opportunities were based 15% on consolidated earnings before taxes and 30% on operating income and 35% on RONA of their respective subsidiaries, with the exception of the financial targets for Mueller Water and Anvil Executive Officers which were based 50% on operating income, 30% on RONA and 20% on achieving synergy plan objectives. Awards under the EIP Plan are not payable if earnings per share fall below a minimum pre-established target. In 2006, no EIP Plan incentive payment would have been made had earnings per share been less than $2.46 per share.

     The potential incentive opportunities for the Named Executive Officers in 2006 can be found in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards table on page 17. Amounts earned by the Named Executive Officers under the EIP Plan for performance in 2006 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 14. Awards made to Messrs. Smith and Fish were paid by Mueller Water Products, Inc., which was spun-off by the Company on December 14, 2006.

Long-Term Equity-Based Compensation

     Long-term equity-based incentive compensation is awarded under the Company’s 2002 Long-Term Incentive Award Plan which was approved by stockholders on April 25, 2002 (the “2002 Stock Plan”). The 2002 Stock Plan provides an opportunity for Executive Officers and certain key employees to increase their stake in the Company through grants and issuance of incentive and non-qualified stock options, restricted stock units, stock appreciation rights and other stock awards. The 2002 Stock Plan is the successor to the Long-Term Incentive Stock Plan approved by stockholders in 1995, which expired in 2005. The purpose of the 2002 Stock Plan is to provide equity as a component of executive compensation to assure external competitiveness of total compensation, to motivate Executive Officers and key employees to focus on long-term Company performance and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive leaves the employ of the Company before the award vests.

     Under the 2002 Stock Plan, grants of awards are made by the Committee based on recommendations of the Executive Officers with respect to those executives and key employees reporting directly to them, and the advice of the Committee’s outside consultant, Hewitt. In determining grants of awards to the Executive Officers, the Committee considers the respective responsibilities of each Executive Officer, external stock-based compensation survey data provided by Hewitt, peer group comparisons and the strategic and operational goals and performance of each Executive Officer. The Committee considers the evaluation by the Company’s principal executive officer of the Executive Officers and other key employees. Awards to the Executive Officers are determined separately by the Committee and are based upon, among other things, the Committee’s appraisal of the contributions by those officers to the Company’s long-term performance. The Committee bases the annual equity award on a target projected cash value of the award, using a modified Black-Scholes formula provided by Hewitt.

     The Committee reviews and approves equity-based compensation for each Executive Officer on an annual basis, as well as at the time of promotion or other change in responsibilities and in connection with special awards. The Company does not coordinate the timing of equity grants with the release of material non-public information. The Company’s annual long-term equity awards are granted at a fixed time each year, at the time of the first regular meeting of the Committee in the year. In 2006, this meeting was held on February 22, 2006. Based on external benchmarking and survey data, the Committee targeted a long-term incentive value mix of 1/3 non-qualified stock options and 2/3 restricted stock units. The cash value of the award was determined by targeting a value within the median of the survey data provided by Hewitt to the Committee.

     In 2006, in addition to the annual long-term equity awards, the Committee approved equity awards in connection with the terms of employment agreements for: Mr. Patrick on August 4, 2006, Mr. Troy on August 4, 2006, Mr. Richmond on March 14, 2006, Mr. O’Brien on March 2, 2006, Mr. Cauthen on November 2, 2006, and Mr. Smith on January 23, 2006. Messrs. Patrick and Troy also received a special award of restricted stock units on February 21, 2006 which vests on August 21, 2007, which were awarded for the purposes of recognition and retention. Mr. O’Brien received a special award of stock options for his previous service as an independent director for the Company.

Non-Qualified Stock Options

     Executive Officers are awarded non-qualified stock options with an exercise price at the then market value of the Common Stock based on the average of the high and low prices for our stock as traded on the New York Stock Exchange on the date of the grant. The stock options granted in 2006 have a ten-year term and vest ratably on the first, second and third anniversary of the option grant. At the end of the option term, the right to purchase any unexercised options expires and the options are forfeited. Subject to exceptions at the discretion of the Committee, unvested options are forfeited by the executive in the case of death, disability, retirement, voluntary or involuntary termination of employment with the Company, except in those instances where the Executive Officer’s employment agreement provides otherwise. Under a change in control of the Company, stock options automatically vest and become exercisable under the terms outlined in the stock option award agreement.

Restricted Stock Units

     In order to maximize the retention and motivational elements of the restricted stock units awarded to the Executive Officers on February 22, 2006, the Committee provided that vesting would occur after seven years, subject to accelerated annual vesting of 25% of the restricted stock units granted, in the event that price appreciation of the Company’s stock from the date of grant exceeded 10% compounded annually for a period of sixty consecutive calendar days. The number of restricted stock units awarded to each Executive Officer was determined by the then market value of the Common Stock based on the average of the high and low prices of our stock as traded on the New York Stock Exchange on the date of the award. All unvested restricted stock units are forfeited in the case of death, disability, retirement, voluntary or involuntary termination of employment with the Company. Under a change in control of the Company, all shares of restricted stock units immediately vest.

     Information related to the stock options and restricted stock units awarded to the Named Executive Officers in 2006 are reflected in the Grants of Plan-Based Awards table on page 17.

Retirement Plans

Defined Benefit Plan

     The Pension Plan for Salaried Employees of Walter Industries, Inc., its Subsidiaries, Divisions and Affiliates (the “Walter Pension Plan”) is a tax-qualified defined benefit pension plan for salaried employees of participating subsidiaries of the Company. Benefits are based upon years of service with the subsidiary and the highest average annual compensation, including overtime pay, incentive compensation and certain other forms of compensation reportable as wages taxable for Federal income tax purposes, for the five consecutive years of earnings within the final ten years of employment by the participant. The plan is integrated with social security. Normal retirement under the Walter Pension Plan is age 65, provided the participant has at least 5 years of service. Early retirement benefit payments are available under the Pension Plan upon the completion of 80 points, a combination of age and years of service.

     Executive Officers whose benefits under the Walter Pension Plan have been limited by the provisions of the Internal Revenue Code participate in the Supplemental Pension Plan for Salaried Employees of Walter Industries, Inc., its Subsidiaries, Divisions and Affiliates (the “Walter Supplemental Pension Plan”). In the case of the Walter Supplemental Pension Plan, the Company pays the present value of such benefits as soon as practical following termination of employment and in a manner designed to avoid the imposition of an excise tax under Internal Revenue Service Code Section 409A.

     Mr. Richmond is the only Named Executive Officer who participates in a defined benefit pension plan. Information related to Mr. Richmond’s participation in the Walter Pension Plan and Walter Supplemental Pension Plan is reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table on page 14 and the Pension Benefits Table on page 22.

Retirement Savings Plan

     The Retirement Savings Plan (“Savings Plan”) provides retirement benefits for non-union employees of the Company and participating subsidiaries who do not participate in the Walter Pension Plan. The Savings Plan is a tax-qualified retirement savings plan in which participating employees can contribute a portion of his or her salary on a pre-tax basis up to a maximum amount as set by the Internal Revenue Service. For 2006 the maximum pre-tax contribution by an employee into the Savings Plan was $15,000, except for certain catch-up contributions permitted to participants who are age 50 or older. The Company matches dollar for dollar the first 4% of the employees’ pay contributed on a pre-tax basis. The Company also makes a discretionary contribution at the end of each calendar year. The discretionary contribution is a percentage of base pay up to a maximum of 6%. Vesting of the discretionary portion of the Savings Plan occurs ratably over the employee’s initial 5 years of service. Vested amounts contributed by the Company in the Savings Plan for the benefit of the employee, plus earnings, become payable upon termination of employment.

     Executive Officers whose contribution under the Savings Plan has been limited by the provisions of the Internal Revenue Code participate in the Supplemental Retirement Savings Plan (“Supplemental Savings Plan”). In the case of the Supplemental Savings Plan, accrued amounts are payable, at the discretion of the Company, in either a lump sum or equal installments.

     Messrs. Patrick, Troy, Ohrt and Cauthen participate in the Retirement Savings Plan and the Supplemental Savings Plan.

     In accordance with the terms of Mr. Hyland’s employment agreement, the Company has accrued for a contribution to a Mueller Water Products, Inc. non-qualified benefit plan for Mr. Hyland.

     Messrs. Smith and Fish participate in the Mueller Group Retirement Savings Investment Plan I, a 401(k) plan sponsored by Mueller Water Products, Inc. There is no supplemental plan offered by Mueller Water Products, Inc. in connection with the Mueller Group Retirement Savings Investment Plan I.

     The Company’s contributions to the retirement plans for participating Named Executive Officers can be found in the “All Other Compensation” column and footnote 5 of the Summary Compensation Table on page 14. Supplemental Savings Plan information for Messrs. Patrick, Hyland, Troy, Ohrt and Cauthen is reflected in the Nonqualified Deferred Compensation Table on page 23.

Deferred Compensation

     Walter Industries Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides Executive Officers and certain key employees who contribute substantially to the success of the Company the opportunity to defer the receipt of certain compensation. A participant may defer up to 100% of base salary and 100% of amounts earned under the annual cash incentive plan. The principal benefit to Executive Officers who participate in the Deferred Compensation Plan is that taxes are deferred until the amounts are withdrawn so that savings accumulate on a pre-tax basis. Upon termination of employment, at the election of the participant, deferred compensation is paid as a lump sum or in equal installments to the participant.

     Mr. Ohrt is the only Named Executive Officer who participates in the Deferred Compensation Plan. Information related to Mr. Ohrt’s participation in the Deferred Compensation Plan is reflected in the Nonqualified Deferred Compensation Table on page 23.

Perquisites and Other Personal Benefits

     The Company provides certain perquisites to the Named Executive Officers which it believes are reasonable and consistent with its overall compensation program. The Committee periodically reviews the level of perquisites provided to the Named Executive Officers. In 2006, the perquisites provided to the Named Executive Officers are as set forth in the “All Other Compensation” column and footnote 5 of the Summary Compensation Table on page 14. With the exception of relocation costs and other non-recurring items, the largest components of this category are automobile allowances of up to $24,000 per year.

Health and Welfare Benefits

     The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the Named Executive Officers. Every employee is provided life insurance and accidental death coverage up to one times his or her base salary at no charge to the employee. Additional coverage up to four times base salary may be obtained by the employee for an additional charge. The Company provides long-term disability coverage up to $10,000 per month.

Paid Time Benefits

     The Company provides vacation and other paid holidays to all employees, including the Named Executive Officers, comparable to other large companies.

Employee Stock Purchase Plan

     The Company’s Amended and Restated Employee Stock Purchase Plan (“ESPP”) enables all employees of the Company, and its participating subsidiaries, the ability to purchase Company Common Stock through regular payroll deductions. Deductions can be made in even dollar amounts or as a percentage of base salary. Participation requires a minimum monthly deduction of $10.00 and cannot exceed 10% of monthly base salary. The Company contributes an additional amount equal to 15% of the employee’s payroll contribution. Upon completion of 5 years of participation in the program, the Company match to the employee contribution automatically increases to 20%.

     The Named Executive Officers participating in ESPP as of December 31, 2006 include Messrs. Patrick, Troy, Ohrt, Richmond and Cauthen.

Income Tax Consequences of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), limits the tax deductibility of compensation paid to each of the principal executive officer and the next four highest paid Executive Officers to $1 million in any year. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. Performance-based compensation such as annual cash incentive compensation, stock-option awards and restricted stock units meet these requirements, and as such are deductible by the Company when they are paid to the Executive Officer. It is the intent of the Committee to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) of the Code so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation.

     In 2006, the Committee adopted and the shareholders approved the Walter Industries, Inc. Executive Incentive Plan (the “Plan”). Under the terms of the Plan, the maximum annual cash incentive that may be awarded to all Executive Officers participating in the Plan is 3% of the Company’s operating income. The maximum cash payment that may be made to any single Executive Officer under the Plan may not exceed 50% of the award pool. The Committee is responsible for determining those Executive Officers who may participate in the Plan and the nature and amount of each award. The Committee has discretion under the Plan to decrease the size of the award pool, and to modify any award target for any Executive Officer, or make no award. Approximately nine employees are eligible to participate in the Plan. In 2006, the Committee paid $6,439,220 in performance-based awards to the Executive Officers. The awards were below the aggregate maximum of $16,920,000 permitted under the Plan in 2006.

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation earned by the Named Executive Officers for the year ended December 31, 2006.

Summary Compensation Table

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position[1]	Year	($)	($)	($)[2]	($)[2]	($)[3]	($)[4]	($)[5]	($)
Victor P. Patrick	2006	322,516	0	450,052	344,434	382,326	0	42,945	1,542,273
Vice Chairman, General Counsel
and Secretary
Gregory E. Hyland	2006	695,105	0	2,215,025	666,257	1,170,400	0	138,779	4,885,566
Former Chairman,Chief Executive
Officer and President
Joseph J. Troy	2006	314,641	0	495,340	335,168	340,043	0	40,678	1,525,870
Executive Vice President and
Chief Financial Officer
William F. Ohrt	2006	353,073	0	215,400	153,408	557,553	0	44,122	1,323,556
Executive Vice President and
Former Chief Financial Officer
George R. Richmond	2006	395,573	0	301,362	2,734,568	200,965	633,958	23,000	4,289,426
Chief Executive Officer of Jim
Walter Resources, Inc., a
subsidiary of the Company
Mark J. O’Brien	2006	124,432	0	0	2,314,734	186,250	0	72,115	2,697,531
Chairman and Chief Executive
Officer JWH Holding Company, LLC,
a subsidiary of the Company
Charles E. Cauthen, Jr.	2006	298,700	0	135,080	543,954	242,680	0	40,678	1,261,092
Chief Financial Officer of JWH Holding
Company, LLC, and President of Mid-State
Homes, Inc., subsidiaries of the Company
Dale B. Smith	2006	410,133	0	846,924	208,758	3,095,461	0	26,135	4,587,411
Chief Operating Officer of Mueller Water
Products, Inc., a former subsidiary of the
Company
Thomas E. Fish	2006	284,066	0	230,122	14,834	597,981	0	25,006	1,152,009
President of Anvil International, Inc.,
a former subsidiary of the Company
____________________

1	The Named Executive Officers include each person who was the principal executive officer or principal financial officer during 2006, the three other most highly compensated executive officers who were serving as executive officers at December 31, 2006, and two additional executive officers for whom disclosure would have been required but for the fact that they were no longer serving as executive officers at December 31, 2006.

In connection with the Company’s spin-off of Mueller Water Products, Inc., on the close of business on December 14, 2006 Mr. Hyland tendered his resignation as Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Patrick was named Vice Chairman, General Counsel and Secretary of the Company on August 15, 2006 and assumed, upon the resignation of Mr. Hyland, and in the absence of a President and Chief Executive Officer, all legal, regulatory and corporate governance requirements of those offices.

On August 15, 2006, Mr. Ohrt retired as Chief Financial Officer, but continued on as Executive Vice President of the Company and Mr. Troy was appointed Executive Vice President and Chief Financial Officer of the Company.

The next three most highly compensated officers in 2006 are Messrs. George R. Richmond, Mark J. O’Brien, and Charles E. Cauthen.

In connection with the Company’s spin-off of Mueller Water Products, Inc. at the close of business on December 14, 2006, Messrs. Smith and Fish were no longer Executive Officers of the Company; however since disclosure would have been required except for this fact, they are included in this Summary Compensation Table and the tables that follow.

2	The value of stock and option awards in this column equals the accounting charge for equity compensation expense recognized by the Company in 2006 for restricted stock units and stock options granted in 2006 and previous years as required by Statement of Financial Accounting Standards No. 123(R). For a discussion of relevant assumptions used in calculating grant date fair value and current year expense pursuant to FAS 123(R), see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

For Messrs. Hyland, Smith and Fish the accounting charge for equity compensation expense recognized by the Company in 2006 includes $1,280,289, $446,716 and $230,122, respectively, in compensation expense for awards made by the Company’s former subsidiary, Mueller Water Products, Inc. (“Mueller”) for restricted stock units payable in Mueller Series A common stock and $12,207, $7,630 and $14,834, respectively for compensation expense of Mueller awards of non-qualified stock options to acquire Mueller Series A common stock as required by Statement of Financial Accounting Standards No. 123(R). For a discussion of relevant assumptions used in calculating Mueller grant date fair value and current year expense pursuant to FAS 123(R), see Note 3 to the Company’s Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.

The option award expenses incurred in 2006 for Messrs. O’Brien and Cauthen include approximately $2.2 million and $0.4 million, respectively, for the award of an option to acquire an LLC interest in the Company’s subsidiary, JWH Holding Company, LLC, as provided for under the terms of their individual employment agreements.

3	These amounts reflect cash incentive awards earned by Named Executive Officers in 2006 for the achievement of specific pre-established measurable financial and individual objectives under the Company’s Executive Incentive Plan. The awards are based on pre-established, performance-based targets the outcome of which is uncertain at the time the targets are established and therefore are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus”. Amounts earned as Non-Equity Incentive Plan Compensation by Messrs. Smith and Fish were paid by the Company on behalf of Mueller Water Products, Inc., which was spun- off by the Company on December 14, 2006. For a description of the Company’s Executive Incentive Plan see also the discussion of “Annual Cash Incentive Compensation” on page 9.

4	Mr. Richmond is the only Named Executive Officer who participates in the Walter Pension Plan and the Walter Supplemental Pension Plan. The amount shown in this column reflects the aggregate change in the actuarial present value of the accumulated benefit for his account under the Walter Pension Plan and the Walter Supplemental Pension Plan from December 31, 2005 to December 31, 2006.

Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of employees participating in the tax-qualified Retirement Savings Plan-See Retirement Savings Plan on page 12.

5	All other compensation includes: Company Contributions to Retirement Savings Plans, Tax Gross-ups, Personal Benefits and Other.

Company Contributions to Retirement Savings Plans Matching contributions were: Mr. Patrick $22,678, Mr. Troy $22,678, Mr. Ohrt, $22,678, and Mr. Cauthen $22,678.

In accordance with the terms of Mr. Hyland’s employment agreement, the Company accrued $21,438 in 2006 for a contribution to a Mueller Water Products, Inc. non-qualified benefit plan for Mr. Hyland.

Messrs. Smith and Fish participate in the Mueller Group Retirement Savings Investment Plan I, a 401(k) plan sponsored by Mueller Water Products, Inc. The contributions made by Mueller Water Products, Inc. included in this table for the year ended December 31, 2006 are: Mr. Smith, $16,267; and Mr. Fish, $14,000.

Of the Named Executive Officers, only Mr. Richmond participates in the Walter Pension Plan and the Walter Supplemental Pension Plan, which are defined benefit plans, and he does not participate in the Retirement Savings Plan.

Mr. O’Brien became eligible to participate in the Retirement Savings Plan on March 2, 2007.

Tax Gross-ups
Tax gross ups include a $19,796 payment to Mr. Hyland related to his relocation to Florida and a $2,845 payment to Mr. O’Brien associated with the negotiation of his employment agreement with the Company.

Personal Benefits
Personal Benefits for Mr. Patrick total $20,267 for an automobile allowance.

Personal benefits for Mr. Hyland total $97,545, of which $51,622 is for relocation housing expense, $24,000 is for an automobile allowance, $7,625 is for financial planning and tax preparation, $2,095 is for club dues, and $12,203 is for personal use of the Company aircraft. The incremental cost of use of the Company aircraft is calculated based on the variable costs to the company, including fuel costs, mileage, trip-related maintenance, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the lease of the aircraft hangar and the cost of maintenance not related to trips, are excluded.

Personal benefits for Mr. Troy total $18,000 for an automobile allowance.

Personal benefits for Mr. Ohrt total $21,444, of which $18,000 is for an automobile allowance and $3,444 for an annual physical.

Personal benefits for Mr. Richmond total $23,000 for an automobile allowance.

Personal benefits for Mr. O’Brien total $29,909, of which $19,909 is for an automobile allowance, and $10,000 for legal fees associated with the negotiation of his employment agreement with the Company.

Personal benefits for Mr. Cauthen total $18,000 for an automobile allowance.

Personal benefits for Mr. Smith total $9,868 for automobile leasing costs paid by Mueller Water Products, Inc. on behalf of the Company.

Personal benefits for Mr. Fish total $11,006 for automobile costs and allowance paid by Mueller Water Products, Inc. on behalf of the Company.

Other
Other compensation includes $15,750 for director fees paid in cash to Mr. O’Brien when he served as an independent director of the Company before he was employed by the Company; and $23,611 as an accounting charge for equity compensation expense recognized by the Company on behalf of Mueller Water Products, Inc. (“Mueller”) for accounting purposes in 2006 calculated in accordance with Statement of Financial Accounting Standards No. 123(R) for an award by Mueller to Mr. O’Brien in his capacity as director of non-qualified stock options to acquire Mueller Series A common stock. For a discussion of the relevant assumptions used in calculating Mueller grant date fair value and current year expense pursuant to FAS 123(R), see Note 3 to the Company’s Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.

GRANTS OF PLAN-BASED AWARDS

     The following table discloses the potential payouts under the Company’s Executive Incentive Plan and the non-qualified stock options and restricted stock units awarded to the Named Executive Officers for the year ended December 31, 2006.

2006 Grants of Plan-Based Awards

									All Other	All Other
									Stock	Option					Grant
									Awards:	Awards:	Exercise				Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base				Value of
			Under Non-Equity Incentive			Under Equity Incentive Plan			of Shares	Securities	Price of		Closing		Stock and
			Plan Awards [1]			Awards			of Stock	Underlying	Option		Market		Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards		Price		Awards
Name	Date[2]		($)	($)	($)	(#)	(#)	(#)	(#)3 6	(#)4 6	($/Sh)5 6		($/Sh)		($/Sh) [7]
Victor P. Patrick			0	240,500	457,875
	2/21/2006								7,938						65.91
	2/22/2006								2,674						66.61
	2/22/2006									2,741	66.61		67.24		27.87
	8/4/2006									50,000	49.08		48.40		18.66
Gregory E. Hyland			0	760,000	1,520,000
	2/22/2006								23,090						66.61
	2/22/2006									21,493	66.61		67.24		27.87
	5/25/2006	[8]							401,155 [8]						16.00	[8]
	11/29/2006	[8]							103,964 [8]						15.09	[8]
	11/29/2006	[8]								88,300 [8]	15.09	[8]		[8]	5.90	[8]
Joseph J. Troy			0	204,000	408,000
	2/21/2006								7,805						65.91
	2/22/2006								3,836						66.61
	2/22/2006									3,932	66.61		67.24		27.87
	8/4/2006									40,000	49.08		48.40		18.66
William F. Ohrt			0	355,129	710,258
	2/22/2006								4,011						66.61
	2/22/2006									4,111	66.61		67.24		27.87
George R. Richmond			0	268,734	528,855
	3/14/2006								9,500						63.58
	3/14/2006									200,000	63.58		64.40		26.60
Mark J. O’Brien			0	150,000	250,000
	3/2/2006	[9]								[9]		[9]	N/A			[9]
	4/28/2006									4,000	66.42		66.33		26.23
	5/25/2006	[8]								10,700 [8]	16.00	[8]		[8]	6.52	[8]
Charles E. Cauthen, Jr.			0	180,264	360,528
	2/22/2006								2,674						66.61
	2/22/2006									2,741	66.61		67.24		27.87
	11/2/2006	[9]								[9]		[9]	N/A			[9]
Dale B. Smith			0	2,000,000	4,000,000
	1/23/2006								15,750						55.92
	1/23/2006									15,750	55.92		55.75		23.40
	5/25/2006	[8]							128,369 [8]						16.00	[8]
	11/29/2006	[8]							64,977 [8]						15.09	[8]
	11/29/2006	[8]								55,188 [8]	15.09	[8]		[8]	5.90	[8]
Thomas E. Fish			0	380,000	760,000
	6/1/2006	[8]							66,190 [8]						16.00	[8]
	8/22/2006	[8]							14,016 [8]						16.95	[8]
	8/22/2006	[8]								10,502 [8]	16.95	[8]		[8]	6.79	[8]
	11/29/2006	[8]							17,576 [8]						15.09	[8]
	11/29/2006	[8]								14,928 [8]	15.09	[8]		[8]	5.90	[8]

____________________

1	Reflects cash incentive opportunities under the Executive Incentive Plan for 2006. Amounts actually earned by the Named Executive Officers under the Executive Incentive Plan in 2006 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

2	February 22, 2006 was the grant date for annual equity awards. In addition, equity awards were granted in connection with the terms of employment agreements for: Mr. Patrick on August 4, 2006, Mr. Troy on August 4, 2006, Mr. Richmond on March 14, 2006, Mr. O’Brien on March 2, 2006, Mr. Cauthen on November 2, 2006, and Mr. Smith on January 23, 2006. Messrs. Patrick and Troy also received a special retention award of restricted stock units on February 21, 2006 which vests on August 21, 2007. Mr. O’Brien also received a special award of non-qualified stock options on April 28, 2006 for his previous service as an independent director for the Company.

3	Reflects time vested stock awards in the form of restricted stock units payable in our Common Stock. The special award of restricted stock units granted on February 21, 2006 to Messrs. Patrick and Troy vest on August 21, 2007. Restricted stock units granted on February 22, 2006 vest in seven years, subject to accelerated annual vesting of 25% of the units granted, in the event that price appreciation of the Company’s stock from the date of grant exceeded 10% compounded annually for a period of sixty consecutive calendar days. The award of restricted stock units to Mr. Richmond pursuant to his employment agreement vest on February 28, 2009. The award of restricted stock units to Mr. Smith pursuant to his employment agreement were to vest on December 31, 2007. The outstanding restricted stock units awarded to Messrs. Hyland and Smith by the Company were cancelled upon their departure from the Company in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006.

4	Reflects time vested non-qualified stock options to acquire our Common Stock. The stock options vest ratably on the first, second and third anniversary of the option grant date and expire in ten years, with the exception of the options granted to Mr. Smith pursuant to his employment agreement which were to vest on December 31, 2007. The outstanding stock options awarded to Messrs. Hyland and Smith by the Company were cancelled upon their departure from the Company in connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006.

5	The exercise price is determined based on the average of the high and low prices of our Common Stock as traded on the New York Stock Exchange on the date of the grant.

6	The number of shares underlying options awarded and the related exercise prices and the number of restricted stock units awarded shown in the table are the amounts on the applicable Grant Date. In connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and under the anti-dilution provisions of the Company’s 2002 Stock Plan, these options and restricted stock units were modified on December 15, 2006 to preserve the intrinsic value of the awards. The number of shares of the modified awards was determined by multiplying the number of shares underlying the original equity awards by 1.9426 and in the case of stock options by dividing the stock option exercise price by the same adjustment ratio. This adjustment ratio was obtained by dividing the closing price of the Company’s Common Stock in the “regular way” market on December 14, 2006 ($49.05) by the “ex-dividend” opening price of the Company’s Common Stock on the New York Stock Exchange on December 15, 2006 ($25.25).

7	The per share values shown in the table are the fair values on the applicable Grant Date calculated for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of the relevant assumptions in calculating grant date fair value pursuant to FAS 123(R), see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

8	This footnote designates in the table equity grants made by Mueller Water Products, Inc. (“Mueller”), a former subsidiary of the Company. Mueller’s stock awards are time vested and are in the form of restricted stock units payable in Mueller Series A common stock. The Mueller restricted stock units vest in seven years, subject to accelerated annual vesting of 25% of the units granted, in the event that price appreciation of Mueller’s stock from the date of grant exceeded 10% compounded annually for a period of sixty consecutive calendar days. Mueller’s option awards are time vested and are in the form of non-qualified stock options to acquire Mueller Series A common stock. The Mueller stock options vest ratably on the first, second and third anniversary of the option grant date and expire in ten years. The Mueller exercise price for the stock options is determined based on the average of the high and low price of Mueller Series A common stock as traded on the New York Stock Exchange on the date of the grant. The per share values shown in the table are fair values of Mueller equity awards on the applicable Grant Date calculated for financial statement reporting in accordance with Statement of Financial Accounting Standards No. 123(R). For a discussion of relevant assumptions in calculating Mueller grant date fair value pursuant to FAS 123(R), see Note 3 to the Company’s Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.

9	In 2006, under the terms of their employment agreements, the Board of Directors granted Messrs. O’Brien and Cauthen a special option award to acquire LLC interests in the Company’s Financing and Homebuilding subsidiary, JWH Holding Company, LLC (“JWH Holding”). Mr. O’Brien was granted an option to acquire 7.25% of the equity of JWH Holding and Mr. Cauthen was granted an option to acquire 2.5% of the equity of JWH Holding. The exercise price of these options was fair value at the date of grant as determined by independent third parties. These options vest over a three-year period and expire in ten years. For a discussion of valuation assumptions, see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

     The table discloses outstanding exercisable and unexercisable stock options and unvested restricted stock units outstanding as of December 31, 2006 for the Named Executive Officers.

2006 Outstanding Equity Awards at Fiscal Year-end

	Option Awards							Stock Awards
											Equity
											Incentive
											Plan Awards:
										Equity Incentive	Market or
			Equity Incentive						Market	Plan Awards:	Payout Value
	Number of	Number of	Plan Awards:					Number	Value of	Number of	of Unearned
	Securities	Securities	Number of					of Shares	Shares or	Unearned	Shares, Units,
	Underlying	Underlying	Securities					or Units of	Units of	Shares, Units,	or Other
	Unexercised	Unexercised	Underlying	Option				Stock That	Stock That	or Other Rights	Rights That
	Options	Options	Unexercised	Exercise		Option		Have Not	Have Not	That Have Not	Have Not
	Exercisable	Unexercisable	Unearned Options	Price		Expiration		Vested	Vested	Vested	Vested
Name	(#)[1]	(#)[1]	(#)	($)[1]		Date [2]		(#)1 3	($)[4]	(#)	($)
Victor P. Patrick	0	11,364	0	6.10		2/19/2014
	2,979	5,956	0	19.93		2/25/2015
	0	5,325	0	34.29		2/22/2016
	0	97,130	0	25.27		8/4/2016
								44,364	1,200,046
Gregory E. Hyland[5]	0	0	0	N/A		N/A		0	0
Joseph J. Troy	19,426	0	0	3.84		11/2/2010
	17,988	11,947	0	6.10		2/19/2014
	4,274	8,547	0	19.93		2/25/2015
	0	7,638	0	34.29		2/22/2016
	0	77,703	0	25.27		8/4/2016
								50,150	1,356,558
William F. Ohrt	0	11,656	0	6.10		2/19/2014
	0	8,936	0	19.93		2/25/2015
	0	7,986	0	34.29		2/22/2016
								35,329	955,649
George R. Richmond	0	10,490	0	6.10		2/19/2014
	6,864	13,728	0	19.93		2/25/2015
	0	388,520	0	32.73		3/14/2016
								49,634	1,342,600
Mark J. O’Brien	2,590	5,180	0	23.64		6/23/2015
	0	7,770	0	34.19		4/28/2016
	0	[6]	0		[6]	3/2/2016	[6]
Charles E. Cauthen, Jr.	0	5,827	0	6.10		2/19/2014
	2,979	5,957	0	19.93		2/25/2015
	0	5,325	0	34.29		2/22/2016
	0	[6]	0		[6]	11/2/2016	[6]
								20,638	558,258
Dale B. Smith[5]	0	0	0	N/A		N/A		0	0
Thomas E. Fish[5]	0	0	0	N/A		N/A		0	0
____________________

1	The number of shares underlying options awarded and the related exercise prices and the number of restricted stock units shown in the table are the amounts on the applicable grant date. In connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and under the anti-dilution provisions of the Company’s 2002 Stock Plan, these options and restricted stock units were modified on December 15, 2006 to preserve the intrinsic value of the awards. The number of shares of the modified awards was determined by multiplying the number of shares underlying the original equity awards by 1.9426 and in the case of stock options by dividing the stock option exercise price by the same adjustment ratio. This adjustment ratio was obtained by dividing the closing price of the Company’s Common Stock in the “regular way” market on December 14, 2006 ($49.05) by the “ex-dividend” opening price of the Company’s Common Stock on the New York Stock Exchange on December 15, 2006 ($25.25).

2	The stock option grants expire in ten years and vest ratably on the first, second and third anniversary of the option grant date; with the exception of the stock options granted to Mr. Troy with an Option Expiration Date of 11/2/2010, which vests ratably on the first, second, third, fourth and fifth anniversary of the option grant date.

3	Reflects time vested stock awards in the form of restricted stock units payable in our Common Stock. The special award of restricted stock units granted on February 21, 2006 to Messrs. Patrick and Troy vest on August 21, 2007. The award of restricted stock units granted on March 14, 2006 to Mr. Richmond pursuant to his employment agreement vest on February 28, 2009. All other restricted stock units granted vest in seven years, subject to accelerated annual vesting of 25% of the units granted, in the event that price appreciation of the Company’s stock from the date of grant exceeded 10% compounded annually for a period of sixty consecutive calendar days.

4	Assumes a market value of $27.05 per share (the closing market price of the Company’s stock on December 29, 2006).

5	On December 15, 2006, as a result of the spin-off of Mueller Water Products, Inc. by the Company, Messrs. Hyland, Smith and Fish were no longer Executive Officers of the Company, and all outstanding Company equity awards were cancelled.

6	In 2006, under the terms of their employment agreements, the Board of Directors granted Messrs. O’Brien and Cauthen a special option award to acquire LLC interests in the Company’s Financing and Homebuilding subsidiary, JWH Holding Company, LLC (“JWH Holding”). Mr. O’Brien was granted an option to acquire 7.25% of the equity of JWH Holding and Mr. Cauthen was granted an option to acquire 2.5% of the equity of JWH Holding. The exercise price of these options was fair value at the date of grant as determined by independent third parties. These options vest over a three-year period and expire in ten years. None of the options were forfeited or exercisable as of December 31, 2006. For a discussion of valuation assumptions, see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

OPTION EXERCISES AND STOCK VESTED

     The following table sets forth the actual value received by the Named Executive Officers upon the exercise of stock options and vesting of restricted stock units in 2006.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized On	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
Victor P. Patrick	14,150	658,354	5,538	364,342
Gregory E. Hyland	0	0	0	0
Joseph J. Troy	11,374	540,805	6,263	412,467
William F. Ohrt	36,634	1,493,507	6,225	410,069
George R. Richmond	15,367	674,977	6,700	442,331
Mark J. O’Brien	0	0	0	0
Charles E. Cauthen, Jr.	8,701	435,594	3,400	224,228
Dale B. Smith	0	0	0	0
Thomas E. Fish	0	0	0	0

PENSION BENEFITS

     The following table discloses the years of credited service, present value of accumulated benefits and payments made to Named Executive Officers participating in a pension plan for the year ended December 31, 2006.

2006 Pension Benefits

		Number	Present
		of Years	Value of	Payments
		Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)[1]	($)
Victor P. Patrick	—	—	—	—
Gregory E. Hyland	—	—	—	—
Joseph J. Troy	—	—	—	—
William F. Ohrt	—	—	—	—
George R. Richmond	Walter Pension Plan	28.267	1,756,580	0
	Walter Supplemental Pension Plan	28.267	935,480	0
Mark J. O’Brien	—	—	—	—
Charles E. Cauthen, Jr.	—	—	—	—
Dale B. Smith	—	—	—	—
Thomas E. Fish	—	—	—	—
____________________

1	Mr. Richmond is the only Named Executive Officer who participates in a defined benefit pension plan. Pursuant to the terms of Mr. Richmond’s employment agreement, the Company has agreed to set aside funds in a rabbi trust for purposes of providing this benefit. Calculation of the present value of Mr. Richmond’s benefits in the Walter Pension Plan and the Walter Supplemental Pension Plan reflects the same assumptions described under the heading “Critical Accounting Policies and Estimates—Employee Benefits” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and in Footnote 15 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

The present value of accumulated benefits is the present value of the total amount credited as of December 31, 2006 under the Walter Pension Plan and the Walter Supplemental Pension Plan. Present value of the monthly installments under the Supplemental Plan is paid out in a single lump sum following retirement.

The present value of the total accumulated benefits reflects the present value of pension benefits payable at the earliest time Mr. Richmond may retire without significant benefit reduction.

NONQUALIFIED DEFERRED COMPENSATION

     The following table discloses contributions, earnings and balances of the Supplemental Savings Plan and the Deferred Compensation Plan for the participating Named Executive officers for the year ended December 31, 2006.

2006 Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)[1]	($)[2]	($)	($)[3]
Victor P. Patrick	0	8,719	3,099	0	23,861
Gregory E. Hyland	0	42,962 [4]	1,955	0	44,917 [5]
Joseph J. Troy	0	8,125	3,330	0	28,046
William F. Ohrt	0	13,521	19,035	0	486,695 [6]
George R. Richmond	0	0	0	0	0
Mark J. O’Brien	0	0	0	0	0
Charles E. Cauthen, Jr.	0	5,455	1,023	0	7,988
Dale B. Smith	0	0	0	0	0
Thomas E. Fish	0	0	0	0	0
____________________

1	Reflects Company matching contributions to the Supplemental Retirement Savings Plan which serves as an excess savings plan when tax limitations are reached under the tax qualified Retirement Savings Plan. See Retirement Savings Plan on page 12.

Messrs. Richmond, O’Brien, Smith and Fish do not participate in any supplemental retirement savings plan- See footnote 5 to the Summary Compensation Table on page 14.

2	The Company does not pay above market interest or preferential dividends on investments in the Supplemental Retirement Savings Plan or the Deferred Compensation Plan. Earnings are calculated in the same manner and at the same rate as earnings on externally managed investments for employees participating in the Company sponsored tax-qualified Retirement Savings Plan.

3	With the exception of Mr. Hyland’s aggregate balance, funds have been set aside in a rabbi trust for purposes of providing this benefit.

4	The amount reported for Mr. Hyland was previously reported in the Company’s 2005 proxy statement as “All Other Compensation.”

5	In accordance with the terms of Mr. Hyland’s employment agreement, the Company has accrued the aggregate balance of $44,917 for a contribution to a Mueller Water Products, Inc. non-qualified benefit plan for Mr. Hyland.

6	The amount reported includes incentive compensation of $423,122 previously reported as a bonus for Mr. Ohrt in the Company’s 2005 proxy statement and which Mr. Ohrt elected to defer receipt of until retirement.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

     The Company has employment agreements with each of its Named Executive Officers. The employment agreement of Messrs. Hyland, Smith and Fish were assigned or continued with Mueller Water Products, Inc. upon the Company’s spin-off of Mueller Water Products, Inc. on December 14, 2006.

     Victor P. Patrick. Mr. Patrick’s employment agreement dated August 1, 2006 provides for an annual base salary of $383,320 and an annual target bonus of 65% of annual base salary to a maximum of 2 times target, a car allowance of $2,000 per month and four weeks of vacation each year. The agreement provided for a grant of options to acquire 50,000 shares of Common Stock which was made by the Company on August 4, 2006. In the event that he is terminated without cause or suffers a constructive termination, as more specifically set forth in the letter agreement, or if he is required to relocate more than 50 miles from the Company’s current headquarters, Mr. Patrick will be entitled to: payment of his base salary for 18 months; payment of target amount of cash bonus for 18 months; and continued participation in benefits until 18 months after such termination or the date Mr. Patrick is entitled to receive comparable benefits from subsequent employment. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Patrick, the Company will make an additional payment to Mr. Patrick to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Gregory E. Hyland. Mr. Hyland’s employment agreement with the Company dated September 16, 2005, was assigned to Mueller Water Products, Inc. on December 14, 2006, upon the spin-off of Mueller Water Products, Inc. by the Company. The employment agreement provides for an annual base salary of $725,000, an annual target bonus of 100% of annual base salary and an annual equity opportunity with a target value calculated at $1.6 million, a car allowance of $2,000 per month, four weeks vacation each year, reimbursement of tax planning and club membership expenses. The agreement provided for a grant of options to acquire 35,000 shares of Common Stock and 35,000 restricted units which were made by the Company on September 16, 2005. In the event that he is terminated without cause or resigns following a significant diminution in pay or responsibilities, Mr. Hyland will be entitled to: payment of 24 months salary and 12 months bonus, with pro rata bonus for the year of termination and continuation of fringe benefits during the 24 month severance period. Pursuant to the December 14, 2006 assignment and assumption agreement whereby the Company assigned Mr. Hyland’s employment agreement to Mueller Water Products, Inc., the Company agreed to pay Mr. Hyland’s bonus for 2006 under the terms of the Company’s Executive Incentive Plan.

     Joseph J. Troy. Mr. Troy’s employment agreement dated August 1, 2006 provides for an annual base salary of $352,240 and an annual target bonus of 60% of annual base salary to a maximum of 2 times target, a car allowance of $1,500 per month and 30 days of vacation each year. The agreement provided for a grant of options to acquire 40,000 shares of Common Stock which was made by the Company on August 4, 2006. In the event that he is terminated without cause or suffers a constructive termination, as more specifically set forth in the letter agreement, or if he is required to relocate more than 50 miles from the Company’s current headquarters, Mr. Troy will be entitled to: payment of his base salary for 18 months; payment of target amount of cash bonus for 18 months; and continued participation in benefits until 18 months after such termination or the date Mr. Troy is entitled to receive comparable benefits from subsequent employment. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Troy, the Company will make an additional payment to Mr. Troy to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     William F. Ohrt. Mr. Ohrt’s employment agreement dated December 28, 2000, as amended, provides for an annual base salary of $355,129 and an annual target bonus of 100% of annual base salary, a car allowance of $1,500 per month and four weeks of vacation each year. Mr. Ohrt’s agreement provides that he is entitled, upon his retirement or termination of employment, to retiree medical coverage on the same terms and conditions offered to all other eligible retired and terminated employees. Mr. Ohrt’s agreement also provides that in the event of involuntary termination, other than for cause, as defined in the agreement, he is entitled to: 18 months of salary continuance, including base salary and target bonus at the applicable rate in effect at the time of termination; and 18 months of continuing benefits.

     George R. Richmond. Mr. Richmond’s employment agreement dated March 13, 2006 provides for an annual base salary of $428,321, an annual target bonus of 65% of annual base salary, and a car allowance of $2,000 per month. Mr. Richmond’s agreement provides for a one-time grant of options to acquire 200,000 shares of Common Stock and an award of 9,500 restricted stock units which will vest on February 28, 2009, both awards were made by the Company on March 14, 2006. In addition, Mr. Richmond’s balance in the Walter Supplemental Pension Plan will be funded in a rabbi trust and he is eligible to receive other benefits customarily accorded to executives of Jim Walter Resources. In the event of involuntary termination, other than for cause, as defined in the agreement, he is entitled to: 18 months of salary continuance, including base salary and 12 months of additional bonus computed at the target level in effect at the time of termination; and 18 months of continuing benefits. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Richmond, the Company will make an additional payment to Mr. Richmond to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Mark J. O’Brien. Mr. O’Brien’s employment agreement dated March 2, 2006 provides for an annual base salary of $155,400, an annual target bonus of 100% of annual base salary, a car allowance of $2,000 per month, one month vacation each year, and reimbursement of reasonable attorney’s fees required in the negotiation of his employment agreement up to $10,000. The employment agreement also provides for a one-time grant of non-qualified stock options in an amount equivalent to 7.5% of the total combined equity of the Company’s Financing and Homebuilding businesses (or another vehicle that will deliver equivalent value), which was made by the Company on March 2, 2006. The per share strike price of these options shall be calculated by reference to a valuation of the Company’s Financing and Homebuilding businesses as a going concern. The options will vest at a rate of 1/3 per year over a three year period and will terminate ten years from grant date. The options will vest upon a change in control of the Company’s Financing and Homebuilding businesses, not to include a spin-off or other separation of the Company’s Financing and Homebuilding businesses from the Company. In the event of termination for cause or involuntary termination, unvested options will expire immediately and Mr. O’Brien will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, or retirement after the third anniversary of the letter agreement, a material breach of the letter agreement, or death, the options accelerate and fully vest and Mr. O’Brien will have two years after termination to exercise the options. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. O’Brien, the Company will make an additional payment to Mr. O’Brien to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Charles E. Cauthen. Mr. Cauthen’s employment agreement dated November 2, 2006 provides for an annual base salary of $325,000, an annual target bonus of 60% of annual base salary, a car allowance of $1,500 per month and 30 days of vacation each year. In the event that he is terminated without cause or suffers a constructive termination, as more specifically set forth in the letter agreement, or if he is required to relocate more than 50 miles from the Company’s current headquarters, Mr. Cauthen will be entitled to: payment of his base salary for 18 months; payment of target amount of cash bonus for 18 months; and continued participation in benefits until 18 months after such termination or the date Mr. Cauthen is entitled to receive comparable benefits from subsequent employment. The employment agreement also provides for a one-time grant of non-qualified stock options in an amount equivalent to 2.5% of the total combined equity of the Company’s Financing and Homebuilding businesses (or another vehicle that will deliver equivalent value), which was made by the Company on November 2, 2006. The per share strike price of these options will be equal to the strike price in the equity grant provided to Mr. O’Brien. The options will vest at a rate of 1/3 per year over a three year period and will terminate ten years from grant date. The options will vest upon a change in control of the Company’s Financing and Homebuilding businesses, not to include a spin-off or other separation of the Company’s Financing and Homebuilding businesses from the Company. In the event of termination for cause or involuntary termination, unvested options will expire immediately and Mr. Cauthen will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, or retirement after the third anniversary of the letter agreement, a material breach of the letter agreement, or death, the options accelerate and fully vest and Mr. Cauthen will have two years after termination to exercise the options. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Cauthen, the Company will make an additional payment to Mr. Cauthen to cover the full cost of such excise or additional tax payment so that he is in the same after-tax position had he not been subject to the excise or additional tax.

     Dale B. Smith. Mr. Smith’s employment agreement with Mueller Water Products, Inc. provides that Mr. Smith will serve as Chief Operating Officer of the Company and Chief Executive Officer of Mueller Group, LLC (a subsidiary of the Company). The agreement provides, for the period ending December 31, 2007, an annual base salary of at least $400,000 and an annual incentive bonus opportunity of up to approximately $2,000,000 if operating income, return on net assets and synergies targets are met, and up to approximately $3,000,000 if these targets are exceeded. These targets have been set for fiscal 2006 based on the annual business plan and will be revised in the Board’s discretion for future fiscal periods. From December 31, 2007 to his 65th birthday, Mr. Smith’s annual base salary will be at least $1,500,000 and his participation in a bonus plan shall be at the discretion of, and on terms and conditions to be established by, the Compensation Committee and he shall not be required to work more than 12 weeks per year. The agreement also provides for other benefits customarily accorded to executives of Mueller. If Mr. Smith is terminated without cause or suffers a constructive termination as more specifically set forth in the agreement, then through the date of his 65th birthday, Mr. Smith will be entitled to payment of his base salary, any bonus and any equity interest as may be set forth under any applicable plan or award. Under Mr. Smith’s agreement, Mr. Smith received equity grants with a value at grant date of $1,000,000 (calculated using a modified Black-Scholes model), the first, made by the Company on or about January 23, 2006 and consisting of non-qualified options to purchase 15,750 of the Company’s common shares and 15,750 restricted stock units. These grants shall each vest in full on December 31, 2007.

     Thomas E. Fish On July 31, 2006, Mueller Water Products, Inc. and Thomas E. Fish entered into a letter agreement whereby Mr. Fish will continue to serve as the President of the Company’s Anvil Segment. The July 31, 2006 letter agreement with Mr. Fish provides for a base salary of $286,000 per year, effective the date of the letter agreement, subject to annual increase equal to the greater of 4% and a cost of living adjustment, calculated as set forth in the letter agreement, and benefits commensurate with an executive-level position at the company. Effective October 1, 2005, Mr. Fish is participating in Mueller Water Product’s Incentive Plan with an annual target bonus level of $380,000 up to a maximum of two times target. Under the Incentive Plan, bonus targets are set annually by the Mueller Water Product’s Board based on performance metrics including, for example, company net income, segment operating income and segment RONA. Under the employment agreement, Mr. Fish received a stock award in fiscal year 2006 under the Mueller Water Products, Inc. 2006 Stock Incentive Plan having a value of $230,000, calculated as of the date of grant using a modified Black-Scholes model, as follows: on August 22, 2006, a grant of 10,502 non-qualified stock options, vesting in equal annual installments over three years, and 14,016 restricted stock units, vesting after seven years, subject to accelerated vesting. If, prior to June 1, 2009, Mr. Fish is terminated without cause or in the event of his constructive termination, as more specifically set forth in the letter agreement, then Mr. Fish is entitled to: payment over 18 months of his annual base salary; payment ratably over 18 months of an amount equal to his annual cash bonus for the last-completed fiscal year multiplied by 2.25 and continued participation in benefits until 18 months after such termination or the date Mr. Fish is entitled to receive comparable benefits from subsequent employment. If on or after June 1, 2009, Mr. Fish is terminated without cause or in the event of his constructive termination, as more specifically set forth in the letter agreement, then Mr. Fish will be entitled to: payment over 18 months of his annual base salary; payment ratably over 18 months of an amount equal to his annual cash bonus for the last-completed fiscal year multiplied by 1.5; and continued participation in benefits until 18 months after such termination or the date Mr. Fish is entitled to receive comparable benefits from subsequent employment. If any payment under the letter agreement or any other agreement with the Company results in the imposition of any excise or additional tax on Mr. Fish, the Company will make an additional payment to Mr. Fish to cover the full cost of such excise or additional tax payment so that Mr. Fish is in the same after-tax position had he not been subject to the excise or additional tax.

Change In Control Agreements

     The Company has change in control agreements with Messrs. Patrick, Hyland, Troy, Ohrt, Richmond and Cauthen. Messrs. O’Brien, Smith and Fish do not have change of control agreements with the Company; however, the employment agreements for each of them contemplate specified severance arrangements in the event of termination as described above. Mr. Hyland’s change in control agreement was assigned to and the employment agreements of Messrs. Smith and Fish continued with Mueller Water Products, Inc. upon the Company’s spin-off of Mueller Water Products, Inc. on December 14, 2006.

      The change in control agreements are intended to provide for continuity of management in the event of a change in control of the Company. Under the change in control agreements, if employment is terminated other than for ‘Cause’ (which includes conviction of a felony) within 24 months following a change in control, each would be entitled to a lump-sum payment equivalent to base salary and annual incentive bonus (generally calculated as the average of their actual annual incentive bonuses over the preceding three years) for, and continuation of certain benefits, such as group life and medical insurance coverage during, a period of 24 months, a lump-sum payment equivalent to 1.5 times base salary and annual incentive bonus (generally calculated as the average of their actual annual incentive bonuses over the preceding three years) and an additional one-fourth of that amount as consideration for the executive’s entering into a non-competition agreement. The payments would also be due following a voluntary resignation for ‘Good Reason,’ which includes a material change in the executive’s responsibilities or annual base compensation after a change in control. The severance benefits under the agreements also include the immediate vesting of all unvested stock options, restricted stock and/or restricted stock units. The agreements provide for an additional payment sufficient to eliminate the effect of any applicable excise tax on severance payments in excess of an amount determined under Section 280G of the Internal Revenue Code. Payments subject to the excise tax would not be deductible by the Company. The agreements provide that no executive is entitled to receive duplicative severance benefits under any other Company related plan or program.

      The following table shows potential payments to our Named Executive Officers under existing contracts, agreements, plans or arrangements for various scenarios involving a termination of employment or change in control, assuming a December 31, 2006 termination date and, as applicable using a closing price of our Common Stock of $27.05 (the closing market price of the Company’s stock on December 29, 2006). Messrs. Hyland, Smith and Fish are not included in the table since they were not employed by the Company on December 31, 2006.

POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

					Involuntary
					Termination	Change in
Name	Resignation[1]		Retirement[1]		not for Cause[2]	Control[3]		Disability[4]	Death[1]
Victor P. Patrick	$23,861		$23,861		$955,847	$3,417,887		$133,352	$23,861
Joseph J. Troy	$28,046		$28,046		$860,282	$4,224,939		$174,870	$28,046
William F. Ohrt	$486,695		$486,695		$1,562,906	$3,716,473		$588,612	$486,695
George R. Richmond	$1,946,222		$1,946,222		$3,048,148	$5,328,797		$2,160,987	$973,111
Mark J. O’Brien	$0	[5]	$0	[5]	$0 [5]	$0	[5]	$10,000	$0	[5]
Charles E. Cauthen, Jr.	$7,988	[5]	$7,988	[5]	$745,280 [5]	$2,039,390	[5]	$138,988	7,988	[5]
____________________

1	Amounts reflect aggregate balances as of December 31, 2006 as set forth in Nonqualified Deferred Compensation table, except in the case of Mr. Richmond whose amount reflects the payout amount of pension benefits in the event of resignation or retirement and one-half of that amount in the case of death.

2	Amounts include the amounts set forth in the Resignation column as well as amounts due the Named Executive Officer pursuant to the terms of his employment agreement.

3	Amounts include amounts set forth in the Resignation column as well as those amounts due the Named Executive Officers pursuant to the terms of change in control agreement or, in the case of Mr. O’Brien, his employment agreement, and which includes the immediate vesting of all unvested stock options and restricted stock units.

4	Amounts include the amounts set forth in the Resignation column as well as amounts due to the Named Executive Officer under the Company’s long-term disability plan.

5	In 2006, under the terms of their employment agreements, the Board of Directors granted Messrs. O’Brien and Cauthen a special option award to acquire LLC interests in the Company’s Financing and Homebuilding subsidiary, JWH Holding Company, LLC (“JWH Holding”). Mr. O’Brien was granted an option to acquire 7.25% of the equity of JWH Holding and Mr. Cauthen was granted an option to acquire 2.5% of the equity of JWH Holding. The exercise price of these options was fair value at the date of grant as determined by an independent third party. These options vest over a three-year period and expire in ten years. None of the options were forfeited or exercisable as of December 31, 2006. For a discussion of valuation assumptions, see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The options will vest upon a change in control of the Company’s Financing and Homebuilding businesses, not to include a spin-off or other separation of the Company’s Financing and Homebuilding businesses from the Company. In the event of termination for cause or involuntary termination, unvested options will expire immediately and Messrs. O’Brien and Cauthen will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, or retirement after the third anniversary of the letter agreement, a material breach of the letter agreement, or death, the options accelerate and fully vest and Messrs. O’Brien and Cauthen will have two years after termination to exercise the options.

COMPENSATION OF DIRECTORS

     The following table provides compensation information for non-employee members of our Board for the year ended December 31, 2006.

Director Compensation

	Fees				Change In
	Earned			Non-Equity	Pension Value and	All
	or Paid	Stock	Option	Incentive Plan	Nonqualified Deferred	Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)[1]	($)	Earnings	($)[2]	($)
Howard L. Clark[3]	73,500	0	71,681	0	0	59,611	204,792
Jerry W. Kolb[4]	105,500	0	71,681	0	0	76,111	253,292
Patrick A. Kriegshauser[5]	51,000	0	46,120	0	0	0	97,120
Joseph B. Leonard[6]	96,000	0	84,154	0	0	71,611	251,765
Bernard Rethore[7]	98,500	0	71,681	0	0	80,611	250,792
Michael Tokarz[8]	79,500	0	71,887	0	0	70,861	222,248
Donald N. Boyce[9]	40,000	0	46,516	0	0	68,111	154,627
Neil A. Springer[9]	53,000	0	46,516	0	0	84,111	183,627
____________________

1

The awards shown consist of options granted under the 2002 Stock Plan. The amounts reflect the accounting charge for equity compensation expense recognized by the Company in 2006 related to stock option awards granted in fiscal 2006 and prior years, as required by Statement of Financial Accounting Standards No. 123(R). In 2006, each director, with the exception of Messrs. Boyce and Springer were granted 4,000 options with a grant date fair value of $27.55 per share. The options have a ten year term and vest ratably on the first, second and third anniversary of the option grant date. In connection with the spin-off of Mueller Water Products, Inc. on December 14, 2006 and under the anti-dilution provisions of the Company’s 2002 Stock Plan, these options were modified on December 15, 2006 to preserve the intrinsic value of the awards.  The number of shares of the modified awards was determined by multiplying the number of outstanding shares underlying the equity awards by 1.9426 and by dividing the stock option exercise price by the same adjustment ratio. This adjustment ratio was obtained by dividing the closing price of the Company’s Common Stock in the “regular way” market on December 14, 2006 ($49.05) by the “ex-dividend” opening price of the Company’s Common Stock on the New York Stock Exchange on December 15, 2006 ($25.25). For a discussion of the relevant assumptions used in calculating grant date fair value and current year expense pursuant to FAS 123(R), see Note 6 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

2

All Other Compensation includes fees payable in cash for services as a director of the Company’s former subsidiary, Mueller Water Products, Inc. (“Mueller”) through the spin-off of Mueller by the Company on December 14, 2006, and $23,611 in accounting charge for equity compensation expense recognized by the Company on behalf of Mueller in 2006 as required by Statement of Financial Accounting Standards No. 123(R).  In 2006, each person serving as a director of Mueller was granted 10,700 non-qualified stock options to acquire Mueller Series A common stock with the grant date fair value of $6.52 per share. The Mueller options have a ten year term and vest ratably on the first, second and third anniversary of the option grant date. For a discussion of the relevant assumptions used in calculating Mueller grant date fair value and current year expense pursuant to FAS 123(R), see Note 3 to the Company’s Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006.

3	As of December 31, 2006, Mr. Clark had options outstanding to acquire 31,080 shares of Common Stock, of which 15,540 were exercisable.

4	As of December 31, 2006, Mr. Kolb had options outstanding to acquire 25,899 shares of Common Stock, of which 10,359 were exercisable.

5	As of December 31, 2006, Mr. Kriegshauser had options outstanding to acquire 7,770 shares of Common Stock, of which none were exercisable.

6	As of December 31, 2006, Mr. Leonard had options outstanding to acquire 15,540 shares of Common Stock, of which 2,590 were exercisable.

7	As of December 31, 2006, Mr. Rethore had options outstanding to acquire 15,538 shares of Common Stock, of which none were exercisable.

8	As of December 31, 2006, Mr. Tokarz had options outstanding to purchase 42,850 shares of Common Stock, of which 23,310 were exercisable. Mr. Tokarz participates in the Directors’ Deferred Fee Plan and at his election, all fees earned and payable in cash are credited to a stock equivalent account.

9	Messrs Boyce and Springer served on the Board through April 26, 2006. As of December 31, 2006, Messrs. Boyce and Springer had no options outstanding or exercisable.

Director Compensation

     No directors’ fees are paid to directors who are full-time employees of the Company or any of its subsidiaries. For the fiscal year ended December 31, 2006, non-employee directors of the Company were paid retainer fees of $11,250 per quarter, except for the Chairman of the Audit Committee, who is paid a retainer fee of $13,750 per quarter, the Chairman of the Compensation and Human Resources Committee, who is paid a retainer fee of $12,500 per quarter, and the Chairman of the Board, whose compensation is discussed below. Each non-employee director, other than the Chairman, also received a fee of $1,500 for each Board or committee meeting attended and was reimbursed for travel and lodging expenses. Under the Walter Industries, Inc. 2002 Long-Term Incentive Award Plan approved by the stockholders on April 25, 2002, each independent director, other than the Chairman, receives an option to purchase 4,000 shares of Common Stock on the date of each annual meeting of the Company’s stockholders at which meeting the independent director is elected to the Board.

     On December 20, 2006, Mr. Tokarz was appointed non-executive Chairman of the Board. The Chairman receives two times the retainer fees and equity grants paid to directors. The Chairman does not receive meeting fees but is reimbursed for travel and lodging expenses. In connection with his appointment as Chairman Mr. Tokarz received a special equity award of 4,000 non-qualified stock options to acquire our Common Stock with a strike price equal to the average of the high and low prices of our Common Stock as traded on the New York Stock Exchange on December 20, 2006.

     The Board has adopted the Walter Industries, Inc. Directors’ Deferred Fee Plan, as amended, under which non-employee directors may elect to defer all or a portion of their director’s fees. The deferred fees, at each electing director’s option, are credited to either an income account or a stock equivalent account or are divided between the two accounts. If a director elects the income account, the director’s fees otherwise payable are credited as a dollar amount to the director’s income account on the date such fees would otherwise have been paid. If a director elects the stock equivalent account, director’s fees otherwise payable during a calendar quarter are converted to stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could be purchased with the dollar amount of such fees at the closing market price of the Common Stock on the first business day of the following calendar quarter, or if that date is not a trading date, on the next trading date. The income account is credited quarterly with interest at an annual rate equal to the yield of a 10-year U.S. Treasury Note as of the beginning of such calendar quarter plus 1.00%, and the stock equivalent account is credited with stock equivalent shares equal in number to the maximum number of shares of Common Stock, or fraction thereof (to the nearest one hundredth (1/100) of one share), which could have been purchased with the cash dividend, if any, which would have been payable had the participant been the actual owner of the number of shares of Common Stock credited to his account as of the payment date for such dividend. Payments under the Directors’ Deferred Fee Plan are made in January of the year determined by the participant pursuant to an election filed with the Secretary of the Company, which may be any calendar year following the year in which the participant has his 72nd birthday or which may be the year of the participant’s first termination of his services as a director, in cash in one, five, ten or fifteen annual installments as shall be determined by the participating director. Payments from the income account are made in cash and payments from the stock equivalent account are made in cash at the then current market value of the Common Stock. Administration of the Directors’ Deferred Fee Plan will be in a manner designed to avoid the imposition of an excise tax under the American Jobs Creation Act of 2004. As of March 19, 2007, only Mr. Tokarz participates in the Directors’ Deferred Fee Plan.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES
COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation and Human Resources Committee of the Board (the “Committee”) consists entirely of independent directors and is responsible for reviewing and approving executive compensation philosophy and policies, as well as the application of such policies to the compensation of the Company’s executive officers.

     The purpose of the Company’s executive compensation program is to (i) attract, motivate and retain qualified key executives who are responsible for the success of the Company as a whole, (ii) provide incentives to management to increase stockholder value, (iii) increase the overall performance of the Company and (iv) increase the performance of individual executives.

     The principal elements of the Company’s executive compensation for the year ended December 31, 2006 were base pay, annual cash incentive compensation and stock-based incentives. The Committee generally aims to set the midpoint of each element of compensation within a salary grade, as well as overall compensation for each salary grade, at approximately the 50th percentile relative to a group of companies deemed by the Committee to be comparable to the Company. The Committee believes that the short-term incentive component of executive compensation should be variable, depending on business results, and that the long-term equity-based incentive component should align executive compensation with shareholder return.

     Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

     The foregoing report is provided by the following directors, who constitute the Committee:

THE COMPENSATION AND HUMAN
RESOURCES COMMITTEE
BERNARD G. RETHORE, Chairman
JERRY W. KOLB
MICHAEL T. TOKARZ

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm for fiscal 2006 and 2005 respectively.

     On December 20, 2006, the Audit Committee of the Board of Directors of the Company approved the dismissal of PwC as the Company’s independent registered public accounting firm effective upon PwC’s completion of its audit of the Company’s financial statements for the year ending December 31, 2006 and the filing of its Form 10-K for that year. The Audit Committee with the approval of the Board of Directors has appointed Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2007.

     The reports of PwC on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     During the fiscal years ended December 31, 2006 and 2005 and through March 1, 2007, there were: (1) no disagreements with PwC on any matters of application of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K except for the following: as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management concluded that a material weakness related to controls over the appropriate classification of shipping and handling costs existed at December 31, 2004. During the fourth quarter of 2005, management remediated the material weakness.

     The Company provided PwC a copy of the foregoing disclosures. By letter dated March 7, 2007, addressed to the Securities and Exchange Commission, PwC stated that is had read the statements made by the Company regarding statements set forth above and that the firm was in agreement with such statements. A copy of the letter was filed as Exhibit 16.1 of the Current Report on Form 8-K/A filed by the Company with the Securities and Exchange Commission on March 7, 2007.

     During the fiscal years ended December 31, 2006 and 2005 and through March 1, 2007, neither the Company nor anyone on its behalf consulted E&Y regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, nor has E&Y provided to the Company a written report or oral advice regarding such principles or audit opinion.

FEES PAID TO INDEPENDENT AUDITOR

     The following table sets forth the approximate aggregate fees billed to the Company for fiscal years ended December 31, 2006 and December 31, 2005 by PwC, the Company’s independent auditor, for the audit of the Company’s annual consolidated financial statements and services rendered by PwC for those periods.

	Fiscal Years Ended
	2006	2005
	($ in thousands)
AUDIT FEES (a)	$4,418	$3,672
AUDIT RELATED FEES (b)	2,131	212
TAX FEES (c)	391	412
ALL OTHER FEES (d)	240	0
TOTAL FEES	$7,180	$4,296
____________________

(a)	Audit Fees for fiscal year 2006 include fees for professional services performed by PwC for annual and quarterly reviews of the consolidated financial statements of the Company and its former subsidiary, Mueller Water Products, Inc., which was spun-off by the Company on December 14, 2006.

(b)	For fiscal year 2006, Audit Related Fees primarily represent services performed by PwC in connection with the review of filings under securities laws, including in connection with the initial public offering of Mueller Water Products, Inc. in May 2006. These fees also consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, as well as audits of the Company’s benefit plans and agreed-upon procedures related to securitizations.

(c)	Tax Fees consist of professional services rendered by PwC for tax compliance, tax advice, and tax planning.

(d)	All Other Fees consist principally of professional services rendered by PwC for advisory and consulting services in relation to the spin-off of Mueller Water Products, Inc.

     The Audit Committee has concluded that the provision of the non-audit services listed above as “All Other Fees” is compatible with maintaining the auditors’ independence.

     All audit and permitted non-audit services to be performed by PwC require pre-approval by the Audit Committee in accordance with pre-approval procedures established by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The Audit Committee reports as follows with respect to the audit of the Company’s consolidated financial statements for the year ended December 31, 2006:

     The Audit Committee’s responsibility is to monitor and oversee the Company’s financial reporting, internal controls and audit functions. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2006 with management and PricewaterhouseCoopers LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; selecting and applying accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company’s independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

     Management provided the Committee with and the Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”), as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with PricewaterhouseCoopers LLP their firm’s independence.

     Based on the foregoing discussions with and reports of management and the independent auditors of the Company and the Audit Committee’s review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE
JERRY W. KOLB, Chairman
PATRICK A. KRIEGSHAUSER
JOSEPH B. LEONARD

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to the Reporting Persons were complied with during the fiscal year ended December 31, 2006.

SECURITY OWNERSHIP OF MANAGEMENT

     The following tables furnish information, as of March 19, 2007, as to: (1) shares of Common Stock beneficially owned by each current director, and each Named Executive Officer of the Company and (2) shares of Common Stock beneficially owned by all current directors and Named Executive Officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, to the knowledge of the Company, each person indicated in the following table has sole voting and investment power as to the shares shown.

Ownership of Directors and Executive Officers

	Number of Shares
	of Common Stock		Percent of Common
Name of Beneficial Owner	Beneficially Owned		Stock Outstanding
Howard L. Clark, Jr.	31,080	(1)	*
Jerry W. Kolb	19,129	(2)	*
Patrick A. Kriegshauser	2,590	(3)	*
Joseph B. Leonard	5,180	(4)	*
Mark J. O’Brien	13,193	(5)	*
Victor P. Patrick	87,766	(6)	*
Bernard G. Rethore	9,770	(7)	*
George R. Richmond	248,346	(8)	*
Michael T. Tokarz	31,080	(9)	*
Joseph J. Troy	147,232	(10)	*
William F. Ohrt	68,052	(11)	*
Charles E. Cauthen, Jr.	66,103	(12)	*
Gregory E. Hyland	5,000		*
Dale B. Smith	0		*
Thomas E. Fish	0		*
All current directors and executive officers as a group (17 individuals)	815,283	(13)	1.56%
____________________

*	Less than 1% of outstanding Common Stock

(1)	Includes options outstanding to acquire 23,310 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(2)	Includes options outstanding to acquire 18,129 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(3)	Includes options outstanding to acquire 2,590 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(4)	Includes options outstanding to acquire 5,180 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(5)	Includes options outstanding to acquire 5,180 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(6)	Includes options outstanding to acquire 19,096 shares of Common Stock exercisable currently or within 60 days of March 19, 2007. Mr. Patrick holds an aggregate of 17,814 shares of Common Stock in a margin account in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

(7)	Includes options outstanding to acquire 7,770 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(8)	Includes options outstanding to acquire 153,725 shares of Common Stock exercisable currently or within 60 days of March 19, 2007. Mr. Richmond has pledged an aggregate of 38,536 shares of Common Stock as collateral for a construction loan.

(9)	Includes options outstanding to acquire 31,080 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(10)	Includes 26,234 shares of Common Stock jointly held with Mr. Troy’s spouse and options outstanding to acquire 60,454 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(11)	Includes 28,038 shares of Common Stock held in trust with Mr. Ohrt’s spouse and options outstanding to acquire 7,130 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(12)	Includes options outstanding to acquire 13,559 shares of Common Stock exercisable currently or within 60 days of March 19, 2007.

(13)	Includes options outstanding to acquire 366,754 shares of Common Stock by all current directors and executive officers under stock options exercisable currently or within 60 days of March 19, 2007.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 19, 2007 (except where otherwise indicated), information as to those holders (other than officers and directors of the Company) known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. Except as indicated below, to the knowledge of the Company, each stockholder indicated in the following table has sole voting and investment power as to the shares shown.

	Number of Shares	Percent of
	of Common Stock	Common Stock
Name and Mailing Address	Beneficially Owned	Outstanding
JP Morgan Chase & Co.(1)	4,167,875	8.0%
270 Park Avenue
New York, New York 10017

Harris Associates L.P. (2)	3,144,800	6.0%
Harris Associates Inc.
Two North LaSalle Street, Suite 500
Chicago, Illinois 60602-3790
____________________

(1)	According to the Schedule 13G filed by JPMorgan Chase & Co. (“JPMorgan”) and its wholly-owned subsidiaries, JPMorgan Chase Bank, National Association, J.P. Morgan Investment Management Inc., J.P. Morgan Trust Company, National Association, and JPMorgan Investment Advisors Inc. on February 9, 2007 (the “JPMorgan 13G”), JPMorgan is the beneficial owner of an aggregate of 4,167,875 shares. According to the JPMorgan 13G, JPMorgan has the sole power to vote or direct the voting of 3,460,025 of the shares, the shared power to vote or direct the voting of 641,523 of the shares, the sole power to dispose or to direct the disposition of 3,511,296 of the shares and the shared power to dispose or to direct the disposition of 641,523 of the shares.

(2)	According to the Schedule 13G filed by Harris Associates L.P. (“Harris”) and Harris Associates Inc. on February 14, 2007 (the “Harris 13G”), Harris beneficially own an aggregate of 3,144,800 shares. According to the Harris 13G, Harris has sole power to vote or to direct the voting of none of the shares, shared power to vote or direct the voting of 3,144,800 of the shares, sole power to dispose or to direct the disposition of 894,100 of the shares and shared power to dispose or to direct the disposition of 2,250,700 of the shares.

OTHER BUSINESS

     The Board and management do not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, nor do they know of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment in the interest of the Company.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     Stockholder proposals must conform to the Company’s by-laws and the requirements of the Securities and Exchange Commission.

     If a stockholder intends to present a proposal at the 2008 Annual Meeting for inclusion in the Company’s proxy materials, Securities and Exchange Commission rules require that the Company receive the proposal by December 3, 2007, for possible inclusion in the Proxy Statement. If the date of the 2008 Annual Meeting changes by more than 30 days from April 25, 2008, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials for the 2008 Annual Meeting. The Company will determine whether to include a proposal in the Proxy Statement in accordance with Securities and Exchange Commission rules governing the solicitation of proxies.

     If a stockholder intends to nominate a candidate for director or submit a proposal, the Company’s by-laws require that the Company receive timely notice. A nomination or proposal for the 2008 Annual Meeting will be considered timely if it is received no earlier than January 5, 2008 and no later than January 25, 2008. If the date of the 2008 Annual Meeting is advanced by more than 20 days or is delayed by more than 90 days from April 25, 2008, then to be timely the nomination or proposal must be received by the Company no earlier than the 110th day prior to the 2008 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2008 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s by-laws, including the name and address of the stockholder making the nomination or proposal and the number of shares held by such stockholder.

     Each notice must be given to the Secretary of the Company, whose address is 4211 W. Boy Scout Blvd., Tampa, Florida 33607. The mailing address of the Company is P.O. Box 31601, Tampa, Florida 33631.

By Order of the Board

VICTOR P. PATRICK
Secretary
Walter Industries, Inc.

Tampa, Florida
March 19, 2007

C/O PROXY SERVICES
P.O. BOX 9112
FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Walter Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Walter Industries, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WALTR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WALTER INDUSTRIES, INC.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1.

Vote On Directors			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	To elect as Directors of Walter Industries, Inc. the nominees listed below.		All	All	Except
	01) Howard L. Clark, Jr. 02) Jerry W. Kolb 03) Patrick A. Kriegshauser 04) Mark J. O'Brien	05) Victor P. Patrick 06) Bernard G. Rethore 07) George R. Richmond 08) Michael T. Tokarz	☐	☐	☐

2.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR item 1.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WALTER INDUSTRIES, INC.

Annual Meeting of Stockholders — April 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Walter Industries, Inc., a Delaware corporation, hereby appoint(s) Michael T. Tokarz and Victor P. Patrick, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Walter Industries, Inc., to be held April 25, 2007 at 10:00 a.m., at the Renaissance Tampa Hotel International Plaza, 4200 Jim Walter Blvd., Tampa, FL 33607, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)